Exhibit 4.1

AMENDMENT NUMBER 6

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER 6 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 2, 2005, is entered into by HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers have requested that the Loan Agreement and the other Loan Documents be amended to modify certain terms more fully set forth hereinbelow; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to so consent to the amendment of the Loan Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENTS TO LOAN AGREEMENT.

(a) The definition of Maximum Revolver Amount appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“ “Maximum Revolver Amount” shall mean (a) for the period commencing on May 2, 2005 through and including May 31, 2005, $54,000,000; and (b) at all other times, $50,000,000.”

(b) Schedule C-1 to the Loan Agreement is hereby amended and restated in its entirety in the form annexed hereto.

3. AMENDMENT FEE. In consideration of the amendments hereunder, on the date hereof, Borrower shall pay to Agent, for the ratable benefit of Lenders, an amendment fee in the amount of $20,000 (the “Amendment Fee”). The Amendment Fee shall be fully earned on the date hereof, shall not be subject to refund, rebate or proration for any reason whatsoever, and Agent shall charge the Amendment Fee to the Loan Account on the date hereof.

4. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) The representations and warranties in the Loan Agreement and the other Loan Documents, shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date;

(b) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(c) Agent shall have received, in form and content satisfactory to Agent, fully executed copy of this Amendment No. 6.

5. CONDITIONS SUBSEQUENT TO THIS AMENDMENT. Agent shall receive the reaffirmation and consent of each Guarantor, in the form of Exhibit A attached hereto, duly executed and delivered by an authorized official of such Guarantor, on or before May 31, 2005 with respect to all Guarantors. It is expressly acknowledged and agreed that the failure to deliver to Agent each fully executed reaffirmation and consent required by this Section on or before the applicable date set forth above, shall terminate the effectiveness of this Amendment and of all the terms and conditions hereof.

6. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

7. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

8. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall promptly deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9. MISCELLANEOUS

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Amendment.

(b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

HUDSON HIGHLAND GROUP, INC.,
as Parent and a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON GLOBAL RESOURCES AMERICA, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES AMERICA, INC.,
as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON GLOBAL RESOURCES HOLDINGS, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES HOLDINGS, INC., as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON GLOBAL RESOURCES MANAGEMENT, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES MANAGEMENT, INC., as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON GLOBAL RESOURCES LIMITED,
as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HIGHLAND PARTNERS LIMITED, as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON GLOBAL RESOURCES (AUST) PTY LTD., as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON TRADE & INDUSTRIAL SERVICES PTY LTD., as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON TRADE & INDUSTRIAL SOLUTIONS PTY LTD., as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON GLOBAL RESOURCES (NEWCASTLE) PTY LTD., as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HIGHLAND PARTNERS (AUST) PTY LTD., as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON HIGHLAND GROUP SEARCH, INC., as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

JAMES BOTRIE AND ASSOCIATES INC., as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HIGHLAND PARTNERS CO (CANADA), fka 3057313 NOVA SCOTIA COMPANY, as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

HUDSON PAYROLL SERVICES, LIMITED, as a Borrower

By:	/s/ Steve B. London
Title:	Authorized Representative

WELLS FARGO FOOTHILL, INC.,
as Agent and as a Lender

By:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC.
as a Lender

By:
Title:

EXHIBIT A

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement by and among HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), dated as of June 25, 2003 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), or in Amendment Number 6 to Amended and Restated Loan and Security Agreement, dated as of May 2, 2005 (the “Amendment”), among Borrowers, Agent and Lenders. The undersigned each hereby (a) represents and warrants to Agent and Lenders that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment; (c) acknowledges and reaffirms its obligations owing to Agent and Lenders under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Agent and Lenders have no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

PEOPLE.COM CONSULTANTS, INC.
PEOPLE.COM TECHNOLOGY PARTNERS, INC.
HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC.
CORNELL TECHNICAL SERVICES, INC.
HUDSON HIGHLAND CENTER FOR HIGH PERFORMANCE, LLC
JMT FINANCIAL PARTNERS, LLC
DELTA SEARCH GROUP, INC.
HUDSON HIGHLAND (APAC) PTY LIMITED
MORGAN & BANKS HOLDINGS AUSTRALASIA PTY LIMITED
HIGHLAND HOLDCO (AUST) PTY LTD.
MORGAN & BANKS MANAGEMENT SERVICES PTY LIMITED
HUDSON GLOBAL RESOURCES (NZ) LTD.
M&B HOLDCO NZ
HIGHLAND HOLDCO (NZ)
HIGHLAND PARTNERS (NZ) LIMITED

By:	/s/ Steve B. London
Title:	Authorized Representative

HIGHLAND PARTNERS SA/NV

By:
Title:

DE WITTE & MOREL GLOBAL RESOURCES NV/SA

By:
Title:

HIGHLAND PARTNERS SARL

By:
Title:

HUDSON GLOBAL RESOURCES SAS

By:
Title:

HUDSON GROUP HOLDINGS B.V, fka HIGHLAND PARTNERS HOLDING B.V.

By:
Title:

HUDSON GLOBAL RESOURCES B.V., fka HIGHLAND PARTNERS B.V.

By:
Title:

HUDSON HUMAN CAPITAL SOLUTIONS B.V., fka HUDSON GROUP HOLDINGS B.V.

By:
Title:

Schedule C-1

Commitments

Lender	Commitment
WELLS FARGO FOOTHILL, INC.	(a) for the period commencing on May 2, 2005 through and including May 31, 2005, $32,400,000, and (b) at all other times, $30,000,000

THE CIT GROUP/BUSINESS
CREDIT, INC.	(a) for the period commencing on May 2, 2005 through and including May 31, 2005, $21,600,000, and (b) at all other times, $20,000,000